Exhibit 99.1

JOINT NEWS RELEASE

Infineum to Acquire Entegris’ Pipeline and Industrial Materials business as part of its Transformational Growth Strategy

Abingdon, U.K. and Billerica, U.S., October 11, 2022 -- Infineum and Entegris, Inc. (NASDAQ: ENTG) today announced that the companies have entered into a definitive agreement for Infineum to acquire Entegris’ Pipeline and Industrial Materials business (PIM).  Entegris’ PIM business is part of the company’s Specialty Chemicals and Engineered Materials (SCEM) division and includes the Flowchem, Val-Tex, and Sealweld brands and a broad range of Drag Reducing Agents (DRAs) for pipeline operations.  The transaction is expected to close in the fourth quarter of 2022, subject to receipt of required regulatory approvals and other customary closing conditions.

“We are excited to announce the agreement to acquire Entegris’ Pipeline and Industrial Materials business. This acquisition has a strong strategic fit with the core capabilities of Infineum and is a significant step in Infineum’s transformation into a sustainable world-class specialty chemicals company. We look forward to welcoming our new colleagues to the Infineum team,” said Trevor Russell, CEO.

“Drag Reducing Agents (DRA) is an exciting global growth segment, and this addition will expand Infineum’s portfolio of specialty chemicals and deliver long-term value to our shareholders. Infineum’s complementary technology and supply chain capabilities, along with the synergies and dedication we intend to bring to this business, will enable us to provide customers with enhanced levels of innovation and performance reliability, all backed by the Infineum brand,” said Shee Young Kim, Infineum’s Director of Global Business Growth.

About Infineum

Infineum is a specialty chemicals company whose purpose is to create a sustainable future through innovative chemistry. A joint venture between Shell and ExxonMobil, Infineum is a leader in the formulation, manufacturing, and marketing of petroleum additives for lubricants and fuels with operations and production facilities worldwide.  Additional information can be found at www.infineum.com.

About Entegris

Entegris is a world-class supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 10,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

Flowchem
Founded in 2001 and based in Waller, Texas, Flowchem manufactures a broad range of DRAs (Drag Reducing Agents) for pipeline operations enabling the company to provide the most appropriate and effective DRA for its customers’ needs. Flowchem’s products include DRAs for light, medium or heavy crude oil, as well as DRAs engineered for refined fuel products and custom-engineered DRA solutions formulated to optimize any pipeline. Flowchem serves more than 50 pipeline operators worldwide, as well as midstream service providers and distributors.

Val-Tex
Located in Houston, Texas, Val-Tex manufactures and distributes high quality, cost-effective industrial sealants and lubricants, as well as related products, such as lubrication equipment and fittings. The company primarily serves customers in oil and gas storage, pipeline and gas distribution with value-added specialty products that enable optimal valve operation and help prevent costly, unscheduled downtime at customer facilities and pipelines. In addition, Val-Tex’s products provide important safety benefits along with preventing fugitive valve emissions.

Sealweld
Based in Calgary, Alberta, Canada, with additional facilities in the United States and the United Arab Emirates, Sealweld is a global supplier of high-performance products and services for industrial valve and actuator maintenance, including lubricants, sealants, cleaners, valve fittings, tools and equipment. Additionally, Sealweld provides routine and emergency valve maintenance services and technician training for many of the world’s largest pipeline operators. Sealweld’s products have proven reliable in more than 90 countries since the firm’s founding in 1969.

Advisors

Lowenstein Sandler is serving as legal counsel to Infineum. Lazard Freres & Co. LLC is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Entegris.

Cautions Regarding Forward Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect Entegris’ current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Entegris. The forward-looking statements in this document address a variety of subjects including, for example, the closing of the potential transaction and the potential benefits of the potential transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that regulatory and other approvals and conditions to the potential transaction are not received or satisfied on a timely basis or at all; the possibility that Entegris may not fully realize the projected benefits of the potential transaction; changes in the anticipated timing for closing the potential transaction; business disruption during the pendency of or following the potential transaction; diversion of management time on transaction-related issues; the reaction of customers and other persons to the potential transaction; and other events that could adversely impact the completion of the potential transaction, including COVID-19 and industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

Entegris Contacts

Investors:
Bill Seymour
VP of Investor Relations, Treasury, and Communications
T +1 952-556-1844
bill.seymour@entegris.com

Media:
Connie Chandler
Senior Director of Corporate Communications
T +1 978-436-6546
connie.chandler@entegris.com

Infineum Contacts

Helen Clear
Corporate Communication Manager
Tel: 44 (0) 1235 469447
Mobile: 44 (0) 7590 862754
helen.clear@infineum.com